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                                                                    EXHIBIT 99.1


For Immediate Release



                   AMEDISYS REPORTS RECORD FOURTH QUARTER AND
                                YEAR-END RESULTS

            FOURTH QUARTER E.P.S. OF $0.59 PER SHARE FROM CONTINUING
                OPERATIONS REFLECT IMPLEMENTATION OF NEW MEDICARE
                                 PAYMENT SYSTEM

BATON ROUGE, Louisiana (March 1, 2001) - Amedisys, Inc. (OTC BB: "AMED"), one of America's leading home health nursing companies, today reported its financial results for the quarter and year ended December 31, 2000.

"We are very pleased to report an impressive turnaround in operating profitability during the fourth quarter of 2000," commented William F. Borne, Chairman and Chief Executive Officer of Amedisys, Inc. "The implementation of Medicare's new Prospective Payment System (PPS) on October 1, 2000, combined with management's successful efforts to position Amedisys as a cost-efficient provider of home health nursing services, allowed the Company to reduce its net loss from continuing operations by more than 70% for the year ended December 31, 2000."

The Company reported net income, before special items, of $3.1 million, or $0.59 per basic share (including an income tax benefit of $659,000), for the three months ended December 31, 2000, on revenues of approximately $22.0 million. These results compared with revenues of approximately $23.5 million and a net loss, before special items, of ($1.1 million), or ($0.34) per share, in the fourth quarter of 1999. The significant improvement in operating profitability was primarily attributable to the implementation of PPS, effective October 1, 2000.

Total net income for the three months ended December 31, 2000, including an extraordinary gain of $5.8 million (net of taxes) related to the early extinguishment of debt and income of $816,000 from discontinued operations, approximated $9.8 million, or $1.83 per basic share. This compares with a total net loss of ($915,000), or ($0.29) per share, including $159,000 in net income from discontinued operations, in the fourth quarter of 1999.

Revenues totaled approximately $90.8 million and the Company reported a net loss, before special items, of ($1.1 million), or ($0.25) per share (including an income tax benefit of $659,000), for the twelve months ended December 31, 2000. The Company reported a net loss, before special items, of ($4.1 million), or ($1.32) per share (including an income tax benefit of $3.3 million), on revenues of approximately $97.4 million, in the year ended December 31, 1999. The reduction in net loss for the most recent year was primarily attributable to an approximate $3.9 million improvement in profitability in the fourth quarter of 2000 (when compared with the prior-year period) and greater operating

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efficiencies, partially offset by a reduction in the Company's income tax benefit of $2.6 million.

Total net income for the twelve months ended December 31, 2000, including an extraordinary gain of $5.8 million (net of taxes) and net income of $1.6 million from discontinued operations, approximated $6.4 million, or $1.46 per basic share. These results compared with net income of $1.3 million, or $0.42 per basic share (including $5.4 million of net income from discontinued operations) in 1999.

"We successfully divested two surgery centers and three infusion locations during the year 2000, realizing significant gains in the process and furthering our focus upon core home health nursing competencies," continued Borne. "The retirement of the Columbia/HCA debt, as part of a refinancing late in the year, significantly improved our balance sheet, and we believe Amedisys is well-positioned to resume growth in revenues and reflect earnings as a leader in the home nursing industry. America's demographic trends assure that demand for home nursing services will expand significantly in coming years, and Amedisys intends to pursue both internal and external growth opportunities in this environment."

The Company will provide further information today on these results during a teleconference call which is scheduled for 4:15 p.m. EST. To access this call, please dial 888-222-2994. A replay of the conference call will be available until March 8, 2001, by dialing 800-428-6051. The Access Code is #165561 for the replay.

Amedisys, Inc., a leading multi-regional provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock trades on the OTC Bulletin Board under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                    For further information, please contact:

             John Joffrion, Senior Vice President at (225) 292-2031
                                       or
            RJ Falkner & Company, Inc., Investor Relations Counsel at
               (800) 377-9893 or via e-mail at info@rjfalkner.com

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                                 AMEDISYS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (DOLLAR AMOUNTS IN 000'S, EXCEPT PER SHARE AMOUNTS)

                             SELECTED FINANCIAL DATA



                                                            For the three months ended   For the twelve months ended
                                                                   December 31,                  December 31,
                                                               2000            1999          2000           1999
                                                            ---------       ----------   ----------       ----------
                                                                            (Restated)                    (Restated)
Service revenue                                              $ 21,976       $ 23,542       $ 90,755       $ 97,411
                                                             --------       --------       --------       --------
Gross margin                                                   13,088         11,909         49,287         50,521

Total general and administrative expenses                      10,556         11,906         49,251         53,146
                                                             --------       --------       --------       --------

Operating income (loss)                                         2,532              3             36         (2,625)

Total other income and expense                                    (62)        (1,332)        (1,769)        (4,719)
                                                             --------       --------       --------       --------

Net income (loss) before income taxes,
discontinued operations and extraordinary item                  2,470         (1,329)        (1,733)        (7,344)

(Benefit) for estimated income taxes                             (659)          (255)          (659)        (3,263)
                                                             --------       --------       --------       --------

Net income (loss) before discontinued operations
and extraordinary item                                          3,129         (1,074)        (1,074)        (4,081)

Discontinued operations:
Income (loss) from discontinued operations,
    net of income taxes                                          (475)           159         (3,281)          (784)
Gain on sale of discontinued operations,
    net of income taxes                                         1,291             --          4,914          6,165
                                                             --------       --------       --------       --------
Total discontinued operations                                     816            159          1,633          5,381

Net income (loss) before extraordinary item                     3,945           (915)           559          1,300

Extraordinary item net of income taxes of $687                  5,811             --          5,811             --

Net income (loss)                                            $  9,756       $   (915)      $  6,370       $  1,300
                                                             ========       ========       ========       ========

Weighted average common shares outstanding:                     5,320          3,148          4,336          3,093

Basic income (loss) per common share:
   Net income (loss) before discontinued operations          $   0.59       $  (0.34)      $  (0.25)      $  (1.32)
   Income (loss) from discontinued operations,
    net of income taxes                                         (0.09)          0.05          (0.76)         (0.25)
   Gain on sale of discontinued operations,
    net of income taxes                                          0.24             --           1.13           1.99
   Extraordinary item                                            1.09             --           1.34             --
                                                             --------       --------       --------       --------

Net income (loss)                                            $   1.83       $  (0.29)      $   1.46       $   0.42
                                                             ========       ========       ========       ========